FOR RELEASE                                    CONTACT:  Chris Morris
April 20, 2005                                           Senior Vice President
3:05 p.m. Central Time                                   Chief Financial Officer
                                                         (972) 258-4525


              CEC ENTERTAINMENT, INC. REPORTS FIRST QUARTER RESULTS

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE:"CEC") today announced earnings for the first quarter ended April 3, 2005.

Revenues for the first quarter of 2005 increased to $214.1 million from $206.9 million in the first quarter of 2004. Net income in the first quarter of 2005 increased to $32.3 million from $31.4 million in the same period of 2004.
Diluted earnings per share in the first quarter of 2005 were $0.86 per share compared to $0.79 per share in the first quarter of 2004.

Chris Morris, Senior Vice President and Chief Financial Officer stated that, "Total revenues increased $7.1 million over the prior year due to new store development. Comparable store sales in the first quarter decreased 1.8% primarily attributable to the shift of the seasonally strong first week of the year into the fiscal fourth quarter of 2004 and difficult comparisons to the strong sales performance in the first quarter of 2004. Earnings per diluted share increased 8.9% over the prior year. During the first quarter of 2005, the Company generated operating cash flow of $61 million, invested $16 million primarily in new and existing stores and repurchased $24 million of treasury stock while reducing borrowings on our credit facility by $25 million."

Mr. Morris further added, "Based on current estimates, we expect diluted earnings per share to range from $2.33 to $2.38 per share for the 2005 fiscal year and $0.42 to $0.44, $0.62 to $0.64 and $0.42 to $0.44 in the second, third and fourth quarter of 2005, respectively. The 2005 estimate assumes an increase of 1% to 2% in comparable store sales."

Richard M. Frank, Chairman and Chief Executive Officer stated that, "We believe our results reflect the continued success of our long-term strategies of reinvesting in our core stores, continued new store development and building on operational execution. Because of our financial strength, the strong market position of our concept and belief in our ability to continue the execution of a solid strategic plan, we remain confident in our ability to create long-term value for our shareholders."

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to implement its growth strategies, national, regional and local economic conditions affecting the restaurant/entertainment industry, competition within each of the restaurant and entertainment industries, success of its franchise operations, negative publicity, fluctuations in quarterly results of operations, including seasonality, government regulations, weather, school holidays, commodity and labor costs.

CEC Entertainment, Inc. operates a system of 498 Chuck E. Cheese's restaurants in 48 states, of which 453 are owned and operated by the Company. # # #

                             CEC ENTERTAINMENT, INC.
                  CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                       (Thousands, except per share date)


                                                              Quarter Ended
                                                          04/03/05      03/28/04
                                                         ---------     ---------

Revenues:
   Food and beverage..................................   $ 139,044     $ 136,339
   Games and merchandise..............................      74,242        69,741
   Franchise fees and royalties.......................         795           861
   Interest income....................................           5             7
                                                         ---------     ---------
                                                           214,086       206,948

Costs and expenses:
   Cost of sales:
      Food, beverage and related......................      25,568        24,478
      Games and merchandise...........................       8,324         8,643
      Labor...........................................      53,825        53,238
                                                         ---------     ---------
                                                            87,717        86,359
   Selling, general and administrative expenses.......      25,417        23,832
   Depreciation and amortization......................      14,397        13,378
   Interest expense...................................         723           483
   Other operating expenses...........................      33,555        31,951
                                                         ---------     ---------
                                                           161,809       156,003

Income before income taxes............................      52,277        50,945

Income taxes..........................................      20,023        19,512
                                                         ---------     ---------

Net income............................................   $  32,254     $  31,433
                                                         =========     =========

Earnings per share:
   Basic..............................................   $     .89     $     .82
   Diluted............................................   $     .86     $     .79

Weighted average shares outstanding:
   Basic..............................................      36,205        38,310
   Diluted............................................      37,451        39,607


                                     CEC ENTERTAINMENT, INC.
                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Thousands, except share amounts)

                                                                        April 3,     January 2,
                                                                          2005          2005
                                                                       ---------     ---------
                                                                      (unaudited)
ASSETS

Current assets:
   Cash and cash equivalents........................................   $  11,763     $  11,798
   Accounts receivable..............................................      13,301        13,482
   Inventories......................................................      11,407        12,171
   Prepaid expenses.................................................       9,133         7,444
   Deferred tax asset...............................................       1,763         1,763
                                                                       ---------     ---------
     Total current assets...........................................      47,367        46,658
                                                                       ---------     ---------

   Property and equipment, net......................................     564,602       563,081
                                                                       ---------     ---------

   Other assets.....................................................       1,950         2,278
                                                                       ---------     ---------
                                                                       $ 613,919     $ 612,017
                                                                       =========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt................................   $  53,563     $  78,279
   Accounts payable.................................................      20,850        24,294
   Accrued liabilities..............................................      52,651        36,329
                                                                       ---------     ---------
     Total current liabilities......................................     127,064       138,902
                                                                       ---------     ---------

   Long-term debt, less current portion.............................      11,782        11,673
                                                                       ---------     ---------

   Deferred rent....................................................      55,996        53,427
                                                                       ---------     ---------

   Deferred tax liability...........................................      35,019        36,429
                                                                       ---------     ---------

   Accrued insurance ...............................................      10,750        10,856
                                                                       ---------     ---------

   Shareholders' equity:
     Common stock, $.10 par value; authorized 100,000,000 shares;
       55,711,874 and 55,556,857 shares issued, respectively .......       5,571         5,556
     Capital in excess of par value.................................     250,029       245,991
     Retained earnings .............................................     465,521       433,267
     Accumulated other comprehensive income ........................       1,341         1,476
     Less treasury shares of 19,847,868
       and 19,210,568, respectively, at cost........................    (349,154)     (325,560)
                                                                       ---------     ---------
                                                                         373,308       360,730
                                                                       ---------     ---------
                                                                       $ 613,919     $ 612,017
                                                                       =========     =========


                             CEC ENTERTAINMENT, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                                   (Thousands)


                                                             Quarter Ended
                                                       04/03/05        03/28/04
                                                       --------        --------

Number of Company-owned stores:
Beginning of period                                       449             418
New                                                         4               2
Acquired from franchisees
Closed
                                                         ----            ----

End of period                                             453             420
                                                         ====            ====

Number of Franchised stores:
Beginning of period                                        46              48
New
Acquired from franchisees
Closed                                                     (1)
                                                         ----            ----

End of period                                              45              48
                                                         ====            ====